Exhibit 10.24

[GenoMed letterhead]

January 9, 2003

Dr. Scott Williams
Meharry Medical College
Department of Microbiology
1005 D.B. Todd Blvd.
Nashville, TN  37208

Dear Scott,

At a special meeting of the board of directors of GenoMed, Inc. held on December
13, 2002, the board unanimously agreed to issue you nonqualified stock options in consideration of your service to the corporation as a member of the
Scientific Advisory Board (SAB), as per your contract. These stock options, in a form to be approved by the attorneys for the corporation, are exercisable for the number of shares, and on the price and terms described below:

Number of shares: one hundred thousand (100,000)

Exercise price:  the closing bid price of the stock on November 2, 2002, the one year  anniversary  date of the execution of your SAB contract,  which was $0.025
(2.5 cents)

Time to exercise the option: 2 years from the date of issuance, i.e. until
November 2, 2004.

Please let me convey my own and the board's appreciation for a job well done.
(Please also forgive the tardiness of this letter.) I look forward to working with you as our company grows.

Yours sincerely,

/s Dave Moskowitz
David W. Moskowitz
CMO, CEO, and Chairman

4560 Clayton Avenue    St. Louis, MO 63110  tel 314-977-0115  fax 314-977-0042
www.genomedics.com